TherapeuticsMD, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2021, with respect to the consolidated financial statements included in the Annual Report of TherapeuticsMD, Inc. on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said report in the Registration Statements of TherapeuticsMD, Inc. on Form S-3 (File No. 333-226452) and on Forms S-8 (File No. 333-191730, File No. 333-232268 and File No. 333-242363).

/s/ GRANT THORNTON LLP

Miami, Florida

March 3, 2021

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